Exhibit 99.1

Execution Copy
August 12, 2008

TERM SHEET

This term sheet presents the material terms of a plan of reorganization (the “Plan”) for Congoleum Corporation and its debtor affiliates (“Congoleum”) and settlement of that certain litigation described below, all of which is subject to Court approval.  The proponents of the Plan shall be the same parties that were proponents of the Joint Plan of Reorganization dated February 5, 2008. The terms discussed herein constitute an integrated agreement, are not divisible, and are subject to the terms and conditions hereof.  This term sheet represents a proposed settlement of a dispute among the parties hereto and if the transactions contemplated herein are not consummated, the parties hereto fully reserve any and all of their rights. This term sheet is a product of settlement discussions in connection with the ongoing mediation and nothing herein shall be considered an admission for any purpose.

Treatment of Senior Notes Overview

New Senior Secured Notes

On the effective date of the Plan (the “Effective Date”), the reorganized successor to Congoleum (“Reorganized Congoleum”) shall issue to holders of the 8.625% Senior Notes due 2008 (the “Old Senior Notes”) on a pro rata basis new senior secured notes (the “Senior Secured Notes”) in the principal amount of $70 million, which notes shall have similar terms as the New Senior Notes proposed under the Joint Plan of Reorganization dated February 5, 2008 except that the change of control premium will be 110% and the notes will not be subject to a call right by Reorganized Congoleum prior to their maturity.  The exercise of the Put Option (defined below) will not trigger a change of control with respect to the Senior Secured Notes.

New Common Stock	30% of the common stock of Reorganized Congoleum (the “New Common Stock”) shall be issued to holders of Old Senior Notes on a pro rata basis.

Put Option

Between the Effective Date and 60 days after the Effective Date, the asbestos trust created in connection with the Plan (the “Asbestos Trust”) shall have the right, at its sole option, to (i) sell its 70% of the New Common Stock to the holders of the remaining 30% of the New Common Stock that elect to participate on a pro rata basis (the “Participating Bondholders”) for $8.75 million in the aggregate or (ii) sell 45% of the New Common Stock to the Participating Bondholders for $5.75 million in the aggregate (the “Put Option”).  The Put Option shall be backstopped by one or more holders of Senior Notes.  Other terms of the Put Option and the terms of the backstop arrangement shall be set forth in one or more separate agreements, which agreements shall be acceptable to the Bondholders’ Committee, the Debtors, Future Claimants Representative, the Asbestos Claimants Committee and the parties providing the backstop.

Exit Financing

Reorganized Congoleum shall enter into one or more exit financing agreements (collectively, the “Exit Facility”), the terms of which shall be acceptable to the Bondholders’ Committee, Future Claimants Representative, the Debtors and the Asbestos Claimants Committee, for the purpose of funding certain payment obligations and funding Reorganized Congoleum’s operations.  The liens securing the Exit Facility shall be senior to the liens securing the new senior secured notes.  The Exit Facility shall not be senior debt or senior in right of payment to the new senior secured notes other than as a result of its senior liens.

Stockholders Agreement/Corporate Governance

The initial board of directors of Reorganized Congoleum will consist of five directors.  One of such directors shall be selected by the Bondholders’ Committee, three shall be selected jointly by the Futures Representative and the Asbestos Claimants’ Committee, and one shall be Reorganized Congoleum’s chief executive officer.  Subsequently, Reorganized Congoleum’s board of directors shall be elected in accordance with Reorganized Congoleum’s governing documents, which governing documents shall be acceptable to the Bondholders’ Committee, Future Claimants Representative and the Asbestos Claimants Committee.
On the Effective Date, a stockholders agreement will be adopted by Reorganized Congoleum and be binding upon all holders of New Common Stock (the “Stockholders’ Agreement”).  The Bondholders’ Committee shall be responsible for drafting the Stockholders’ Agreement.  The Stockholders’ Agreement will contain customary terms and conditions, including minority stockholder protections, and shall include the minority stockholders having both a right of first refusal and right of first offer on the 70% of the New Common Stock held by the Asbestos Trust.  The Stockholders’ Agreement shall be acceptable to the Bondholders’ Committee, Futures Representative and the Asbestos Claimants’ Committee.

Indenture Trustee Fees

The Indenture Trustee for the Old Senior Notes shall, subject to court approval, receive payment by Congoleum of its reasonable fees and expenses, including the fees and expenses of its counsel, as costs of administration.

Plan Related Documents

The Plan, the disclosure statement related to the Plan, the order confirming the Plan, any plan supplement(s), the Exit Facility, the Stockholders’ Agreement, the Put Option, the Senior Secured Notes, articles of incorporation and bylaws for Reorganized Congoleum and its subsidiaries, corporate governance documents, and all other agreements, documents, stipulations, exhibits, settlements and orders in connection with the Plan, confirmation of the Plan and consummation of the Plan shall at all times be acceptable to the Bondholders’ Committee, Futures Representative, the Debtors and the Asbestos Claimants’ Committee.

Other Terms

Asbestos Trust Funding	The Asbestos Trust shall be funded with 70% of the New Common Stock, all insurance assets of the Debtors and $5 million of Senior Secured Notes.

Treatment of Asbestos Claims	There will be one class for asbestos personal injury claims and such claims shall be treated in accordance with the TDP.

Litigation Settlement

The existing avoidance actions, Pergament I and Pergament II, will be settled through a settlement under Rule 9019 pursuant to which:

(A)   Except as provided below, all holders of pre-petition settlements with respect to asbestos claims against Congoleum, whether pursuant to any individual settlements or the Claimant Agreement (collectively, the “Pre-Petition Asbestos Settlements”), shall agree to waive, on the Effective Date of the Plan, any and all rights with respect to such Pre-Petition Asbestos Settlements, including the liquidated amounts thereof (collectively the “Settling Claimants”).

(B)     On the Effective Date of the Plan, the Debtors shall be released from any and all obligations and duties imposed pursuant to any such individual settlement and/or the Claimant Agreement.

(C)     Pursuant to the order approving the litigation settlement and effective on the Effective Date of the Plan, any asbestos claim against Congoleum held by any such Settling Claimant, including with respect to any statutes of limitation related thereto, shall be restored to the status quo ante as it existed as of the time the Settling Claimant initially filed or submitted its claim against Congoleum that resulted in the Settling Claimant’s Pre-Petition Settlement (the “Submission Date”), and any statute of limitation with respect to such asbestos claim shall be tolled until the later of 90 days after the expiration of any stay imposed due to the filing of the Congoleum Bankruptcy Cases or such additional time as may be provided pursuant to the TDP incorporated in the Plan (the “Asbestos Tolling Period”).  Neither the parties’ agreement to toll limitations during the Asbestos Tolling Period nor any other term or provision of this term sheet shall revive any statute of limitations that expired as of the Submission Date, and all parties retain the right to assert any statute of limitations defense that they could have asserted as of the Submission Date.

(D)     Except as provided below, each Settling Claimant shall be entitled to submit its asbestos claim to the Congoleum bankruptcy estate, including to the Asbestos Trust, as an unliquidated claim for resolution and treatment pursuant to the TDP incorporated in such Plan.

(E)     Any holder of a Pre-Petition Settlement who received partial payment from Congoleum with respect thereto prior to the Petition Date, including specifically claimants Cook and Arsenault, shall either (a) waive any and all further claims against the Debtors with respect to such Pre-Petition Settlement and agree to not seek any further recovery with respect thereto under the Plan, including from any Asbestos Trust, or (b) return and relinquish any such pre-petition partial payment for the benefit of  the Asbestos Trust as a condition precedent to asserting any such further claim.

(F)     All parties to the Avoidance Actions shall execute full and complete mutual releases, subject to the Effective Date of the Plan, except that such releases shall not affect the right of Settling Claimants to submit and recover upon their asbestos claims against Congoleum or its bankruptcy estate, including any Asbestos Trust, as provided herein.  Upon the Court’s approval of the Litigation Settlement and the Effective Date of the Plan, the Avoidance Actions, and all claims therein, shall be dismissed with prejudice.

(G)     Any statute of limitations shall be tolled with respect to any and all causes of action that could have been asserted in Pergament I, Pergament II or the New Adversary Proceeding contemplated by the Case Management Order entered by the Court on July 17, 2008 from July 29, 2008 through and including the earlier of (a) the Effective Date of the Plan and (b) the first business day that is at least 90 days after the earlier to occur of (i) entry of a final non-appealable order denying confirmation of the Plan, (ii) entry of a final non-appealable order denying the approval of the Litigation Settlement and (iii) entry of a final non-appealable order converting the bankruptcy cases to cases under chapter 7 of the Bankruptcy Code, appointing a chapter 11 trustee or dismissing the bankruptcy cases (the “Tolling Period”).   Neither the parties’ agreement to toll limitations during the Tolling Period nor any other term or provision of this term sheet shall revive any statute of limitations that expired as of July 29, 2008, and all parties retain the right to assert any statute of limitations defense that they could have asserted as of July 29, 2008.

(H)     As part of the settlement of the Pergament I and Pergament II actions, Congoleum, on the one hand, and Claimants’ Counsel, on the other, shall mutually release each other with respect to any and all claims related to Congoleum’s pre-petition payments to the Claimants’ Counsel and any and all claims related to any pre-petition agreements entered by Congoleum and the Claimants’ Counsel including all claims previously tolled in connection with the Pergament I and Pergament II actions, and the pending claims in Pergament I action against the Claimants’ Counsel shall be dismissed with prejudice, all subject to the Effective Date of the Plan.  To the extent that the Claimants’ Counsel seeks additional payment by Congoleum of any fees and expenses, any such payment shall be subject to application to, and approval by, the Court.

524(g) Plan	The Plan shall comply with section 524(g) of the Bankruptcy Code, including that the TDPs shall provide for equal treatment of all current and future claims.

Congoleum Corporation
By:  /s/ Howard N. Feist III

Name: HOWARD N. FEIST III

Title:    CHIEF FINANCIAL OFFICER

Congoleum Sales, Inc.
By:  /s/ Howard N. Feist III

Name: HOWARD N. FEIST III

Title:    VICE PRESIDENT

Congoleum Fiscal, Inc.
By:  /s/ Howard N. Feist III

Name: HOWARD N. FEIST III

Title:    VICE PRESIDENT

Official Committee of Bondholders
By:  /s/ James Savin

Name: JAMES SAVIN

Title:    COUNSEL TO OFFICIAL COMMITTEE OF BONDHOLDERS

Futures Representative
By:  /s/ R. Scott Williams

Name:  R. SCOTT WILLIAMS

Title:     FUTURES REPRESENTATIVE

Asbestos Claimants’ Committee
By:  /s/ Ronald E. Reinsel

Name:  RONALD E. REINSEL

Title:     ATTORNEY

Claimants’ Counsel
By:  /s/ Joseph Rice

Name: Joseph Rice

By: /s/ Perry Weitz

Name:   Perry Weitz

Arthur J. Pergament, as Collateral Trustee

By: /s/ Arthur J. Pergament

Name:   ARTHUR J. PERGAMENT

Title:      COLLATERAL TRUSTEE